UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On March 7, 2014, Big Lots, Inc. (“we,” “us,” “our” or “Company”) issued a press release and conducted a conference call, both of which reported our fourth quarter and full fiscal 2013 unaudited results, provided initial guidance for fiscal 2014,and announced that our Board of Directors authorized the repurchase of up to $125 million of our common shares.

The press release and conference call both included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, segment-level diluted earnings (loss) per share from continuing operations, a non-GAAP financial measure, was included. This non-GAAP financial measure reflects the portion of our consolidated diluted earnings per share that is attributable to the performance of each of our U.S. and Canadian segments.

In addition, the following non-GAAP financial measures were included: (i) adjusted gross margin; (ii) adjusted selling and administrative expenses; (iii) adjusted operating profit; (iv) adjusted income tax expense; (v) adjusted income from continuing operations; (vi) adjusted net income; (vii) adjusted diluted earnings per common share from continuing operations; (viii) adjusted diluted earnings per common share; and (ix) adjusted effective income tax rate. The non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the following items for the periods noted:

Item	Fiscal 2013 Year-to-date	Fiscal 2013 Fourth Quarter	Fiscal 2012 Year-to-date	Fiscal 2012 Fourth Quarter
U.S. deferred tax benefit associated with the wind down of Canadian operations of $23.9 million, or $0.41 per diluted common share	X	X
After-tax store-related legal settlement charge of $2.8 million, or $0.05 per diluted common share	X
After-tax gain on the sale of real estate of $2.2 million, or $0.04 per diluted common share	X
After-tax non-cash charge due to change in accounting principle of $3.4 million, or $0.06 per diluted common share			X

As required by Rule 100 of Regulation G and Item 10 of Regulation S-K, the press release, which was posted in the Investor Relations section of our website and referred to during the conference call, contained a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measure and the most directly comparable financial measure calculated and presented in accordance with GAAP.

Our management believes that disclosure of the segment-level non-GAAP financial measures provides useful information to investors because it separately reflects the portion of our consolidated diluted earnings per share that is attributable to the performance of each of our U.S. and Canadian segments. Our management also believes that disclosure of the other non-GAAP financial measures provides useful information to investors because they present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that our management believes are more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management in evaluating our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of our March 7, 2014 press release (Exhibit 99.1) and the transcript of our March 7, 2014 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On March 5, 2014, the Compensation Committee (“Committee”) of our Board of Directors approved the terms of the form of award agreements for the grant of performance share units (“PSUs”) and restricted stock units (“RSUs”) under the terms of the Big Lots 2012 Long-Term Incentive Plan (“LTIP”).

Under the terms of the LTIP and the award agreement for PSUs, an award will cover a target number of PSUs. The PSUs will vest, if at all, after the completion of a three-year performance period based on: (1)(a) the average of our earnings per share (“EPS”) performance, excluding extraordinary items, for each of the three years during the performance period, and (b) the average of our return on invested capital (“ROIC”) performance, excluding extraordinary items, for each of the three years during the performance period1; and (2) the participant’s continued employment through the end of the performance period (except in the case of death, disability or retirement). Our EPS and ROIC performance will be measured independently of each other, with each measure being weighted equally.

The actual number of PSUs that will vest may increase to 150% of the target number if we achieve the maximum performance levels for both of the EPS and ROIC performance goals, and decrease to zero if we fail to meet the minimum performance levels for both of the performance goals. If we achieve the minimum performance levels for both of the EPS and ROIC performance goals, 50% of the target number of PSUs will vest. The percentage of the target number of PSUs that will vest for performance between the minimum and maximum performance levels will increase proportionately from 50% to 150% based on our actual performance. The Committee establishes the minimum, target and maximum performance levels applicable to the EPS and ROIC performance goals.

Under the terms of the LTIP and the award agreement for RSUs, an award will cover a fixed number of RSUs. The RSUs will generally vest, if at all, ratably over three years from the grant date of the award if the participant remains employed by us through each annual vesting date (except in the case of death, disability or retirement). The award agreement for RSUs also contains an operating profit performance component (i.e., requiring us to earn at least one dollar in operating profit for the fiscal year in which the grant date occurs or in either of the two fiscal years immediately thereafter) designed to preserve deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended and including applicable rules, regulations and authoritative interpretations thereunder.

Vested PSUs and RSUs will be settled on a one-for-one basis in our common shares. Any portion of the PSUs or RSUs that do not vest will be forfeited. The PSUs and RSUs do not have voting rights. PSUs and RSUs include a dividend-equivalent right which represents the right to receive the equivalent of any cash dividends payable with respect to our common shares underlying the awards. Any cash dividends will accrue without interest and will vest and be paid at the time any PSUs or RSUs vest. Any accrued cash dividends relating to PSUs or RSUs that do not vest will be forfeited.

The foregoing description of the terms of the award agreements for PSUs and RSUs is qualified in its entirety by reference to the provisions of the award agreements for PSUs and RSUs, which are filed herewith as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

[1]
Our shareholders will be asked at our May 2014 annual meeting of shareholders to approve amendments to the LTIP to include ROIC as a measure on which the Committee may measure performance under the LTIP. If such amendments to the LTIP are not approved by shareholders, only our EPS performance for each of the three years during the performance period and the participant’s continued employment through the end of the performance period (except in the case of death, disability or retirement) will be used to determine the number of PSUs that will vest.

Item 8.01    Other Events.

As discussed above, on March 7, 2014, we announced that our Board of Directors authorized the repurchase of up to $125 million of our common shares. The repurchase program is eligible to commence on March 11, 2014 and will continue until exhausted. We expect the purchases to be made from time to time in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the repurchase program will be available to meet obligations under equity compensation plans and for general corporate purposes.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibits marked with an asterisk (*) are furnished herewith.

	Exhibit No.	Description

	10.1	Big Lots 2012 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.4 to our Form S-8 dated May 23, 2012).

	10.2*	Form of Big Lots 2012 Long-Term Incentive Plan Performance Share Units Award Agreement.

	10.3*	Form of Big Lots 2012 Long-Term Incentive Plan Restricted Stock Units Award Agreement.

	99.1*	Big Lots, Inc. press release dated March 7, 2014.

	99.2*	Big Lots, Inc. conference call transcript dated March 7, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: March 11, 2014	By:	/s/ Timothy A. Johnson
Timothy A Johnson
Executive Vice President and Chief Financial Officer